Exhibit 99.1

General Steel Announces 1-for-5 Reverse Stock Split

BEIJING – October 29, 2015 – General Steel Holdings, Inc. (“General Steel” or the “Company”) (NYSE: GSI), a leading non-state-owned steel producer in China, announced today that its Board of Directors has approved a one-for-five reverse stock split (the “Reverse Stock Split”) of its authorized shares of common stock, par value $0.001 (the “Common Stock”). On October 26, 2015, the Company filed a Certificate of Change with the Secretary of State of Nevada with an effective date and time of October 29, 2015 at 7:00 am EDT (the “Effective Date”).

Pursuant to Section 78.207 of the Nevada Revised Statutes, and pursuant to the Articles of Incorporation of the Company, on October 20, 2015 by unanimous written consent, the Board of Directors of the Company authorized the Reverse Stock Split. The Company believes that existing shareholders will benefit from the ability to attract a broader range of investors as a result of the Reverse Stock Split and a higher per share stock price.

On the Effective Date, every five issued and outstanding shares of Company Common Stock will be converted into one share of Company Common Stock, and the number of authorized shares of Company Common Stock will also be reduced on a one-for-five basis. While the Company's Common Stock will continue trading on the NYSE on a split-adjusted basis under the symbol “GSI.”, it will be assigned a new CUSIP number of 370853 202 following the effectiveness of the Reverse Stock Split.

As a result of the reverse stock split, the number of outstanding shares of General Steel’s Common Stock will be reduced from approximately 83 million to approximately 17 million. No fractional shares will be issued in connection with the Reverse Stock Split. Instead, the Company will round up to the next full share of the Company’s Common Stock any fractional shares that result from the Reverse Stock Split.

About General Steel

General Steel Holdings, Inc. is a leading non-state-owned steel maker headquartered in Beijing, China. With seven million metric tons of crude steel production capacity under management, the Company produces a variety of steel products including rebar and high-speed wire. In addition to its steel business, the Company also designs, manufactures, and integrates radio frequency identification (“RFID”) systems. Through its majority equity interest in Catalon, the Company also develops and manufactures De-NOx honeycomb catalysts and industrial ceramics.

To be added to the General Steel email list to receive Company news, or to request a hard copy of the Company’s Annual Report on Form 10-K, please send your request to investor.relations@ gshi-steel.com.

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Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under "Risk Factors" and elsewhere, including those disclosed in the Company's most recent Annual Report on Form 10-K, filed with the United States Securities and Exchange Commission. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

Contact Us

General Steel Holdings, Inc.

Joyce Sung

Tel: +1-347-534-1435

Email: joyce.sung@gshi-steel.com

Asia Bridge Capital Limited

Carene Toh

Tel: +1-888-957-3362

Email: generalsteel@asiabridgegroup.com